Exhibit 23.2

NOTICE OF INABILITY TO OBTAIN CONSENT FROM ARTHUR ANDERSEN LLP

     The Ultimate Software Group, Inc. (the “Company”) has not received the consent of Arthur Andersen LLP to the incorporation by reference of its report on the consolidated financial statements of the Company as of December 31, 2001 and for the year in the period then ended into this registration statement on Form S-3 of the Company.

     The Company has dispensed with the requirement to file Arthur Andersen LLP’s consent in reliance upon Rule 437a under the Securities Act. Because Arthur Andersen LLP has not consented to the inclusion of their report in the registration statement, it may become more difficult for you to seek remedies against Arthur Andersen LLP in connection with any material misstatement or omission that may be contained in our consolidated financial statements and schedules for such periods. In particular, and without limitation, you will not be able to recover against Arthur Andersen LLP under Section 11 of the Securities Act for any untrue statement of a material fact contained in the financial statements audited by Arthur Andersen LLP or any omission of a material fact therefrom.

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